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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            AT&T Capital Corporation
      -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                       22-3211453
---------------------------------------            ----------------------------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                      Identification No.)

          2 Gatehall Drive
       Parsippany, New Jersey                                  07054
---------------------------------------            ----------------------------
(Address of principal executive offices)                    (Zip Code)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
---------------------------------------        ------------------------------
    8.125% Senior Public Income NotES               New York Stock Exchange
           (PINES'sm') due 2028


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [ ]

 SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
                                    333-48415
                                  ------------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
                                  ------------
                               (Title of Class)




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ITEM 1.   Description of Registrant's Securities to Be Registered

          The securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are the 8.125% Senior Public Income NotES (PINES'sm') due 2028 (the "Notes"). The Notes are comparable to the Medium-Term Notes, Series F described in the Prospectus contained in the Registration Statement on Form F-3 (No. 333-48415) (including all amendments and supplements thereto, the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission. The description of the Notes as set forth in the Registration Statement is incorporated herein by reference. Additionally, a description of the Notes is set forth under the caption "Description of the PINES" in the Prospectus Supplement dated December 16, 1998 which was filed with the Securities and Exchange Commission on December 18, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such description is hereby incorporated by reference.

ITEM 2.   Exhibits

1. Restated Certificate of Incorporation of the Registrant (filed as Exhibit 1 to the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on December 3, 1998 (File No. 001-11237) and incorporated herein by reference).

2.   Bylaws of the Registrant, as amended through October 1, 1996 (filed as
     Exhibit 2 to the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on December 3, 1998 (File No. 001-11237) and incorporated herein by reference).

3. Form of Medium-Term Global Fixed Rate Note (filed as Exhibit 4B to the Registration Statement on Form F-3 (File No. 333-48415) and incorporated herein by reference).

4. Form of Guarantee relating to the Medium-Term Notes (filed as Exhibit 4J to the Registration Statement on Form F-3 (File No. 333-48415) and incorporated herein by reference).

5. Form of Indenture, dated as of April 1, 1998, between the Registrant, Newcourt Credit Group Inc. and The Chase Manhattan Bank, as trustee, relating to the Medium Term Notes, Series F (filed as Exhibit 4A to the Registration Statement on Form F-3 (File No. 333-48415) and incorporated herein by reference).




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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

January 7, 1999                         AT&T CAPITAL CORPORATION

                                   By:          /s/ Glenn Votek
                                           ----------------------------------
                                   Name:             Glenn Votek
                                           ----------------------------------
                                   Title:        Executive Vice President
                                                 and Treasurer
                                           ----------------------------------


                     STATEMENT OF DIFFERENCES

The service mark symbol shall be expressed as...........................'sm'